EXHIBIT 32.1

     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

August 14, 2006

Securities and Exchange Commission

450 Fifth Street, N.W

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the Quarterly Report of Handheld Entertainment, Inc. (the
"Company") on Form 10-QSB for the period ended June 30, 2006 as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, Jeff Oscodar, the President & Chief Executive
Officer of Handheld Entertainment, Inc, and William J. Bush, the Chief Financial
Officer of Handheld Entertainment, Inc, each certifies that:

1.   the Report fully complies with the requirements of Section 13(a) or 15(d)
     of the Securities Exchange Act of 1934; and

2.   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Handheld
     Entertainment, Inc.

BY:  /S/ JEFF OSCODAR
     ----------------
Jeff Oscodar
President & Chief Executive Officer

BY:  /S/ WILLIAM J. BUSH
     -------------------
William J. Bush
Chief Financial Officer (Principal Accounting Officer)

   A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.